Exhibit 10.8

LOAN EXTENSION AGREEMENT

This Loan Extension Agreement (the “Extension Agreement”) is dated as of this February 2, 2021, by and between Mr. Yat-Gai Au (“the Lender”) and Regencell Bioscience Limited (“the Borrower”).

Terms not otherwise defined herein shall have the meaning ascribed to such terms in the loan agreement entered into between the Lender and the Borrower on November 10, 2020 (the “Loan Agreement”).

WHEREAS, the Lender agrees to make the Loan available to the Borrower in a timely manner or make payments on the Borrower’s behalf, according to the needs of the operations and research activities of the Borrower and its subsidiaries or parent company;

WHEREAS, the Maturity Date of the Loan and Existing Loan is June 30, 2021 and is subject to indefinite extension if agreed by the Parties in writing.

NOW, the Lender and the Borrower agree as follows:

1. According to the needs of the operations and research activities of the Borrower and its subsidiaries and parent company for the period from January 1, 2021 to June 30, 2022, the Lender agrees to provide up to US$3 million in the form of Loan or make payments on the Borrower’s behalf during the period from January 1, 2021 to June 30, 2022. This US$3 million amount can be adjusted based on the needs of the operations and research activities of the Borrower and its subsidiaries and parent company and agreed by both Parties in writing.

2. The Maturity Date of the Loan and Existing Loan shall be extended from June 30, 2021 to December 31, 2022 and is subject to indefinite extension by the Parties in writing.

3. Except as specifically amended hereby, the parties hereto acknowledge and confirm that the Loan Agreement remain in full force and effect and enforceable in accordance with their terms.

IN WITNESS WHEREOF, intending to be legally bound, the parties hereto have caused this Agreement to be signed by their duly authorized officers.

Dated: February 2, 2021

The Lender	The Borrower
/s/ Yat-Gai Au	/s/ Yat-Gai Au
Mr. Yat-Gai Au	Authorized Signer: Yat-Gai Au
Title: Chairman and Chief Executive Officer